Exhibit 11

                         Electronic Retailing Systems International, Inc. Computation of Net Loss Per Common Share

                                                  Three  Months
Six Months
                                                   Ended          Ended
June 30, 1996            June 30, 1996
                                                  --------------  --------
- -----
Net loss                                          ($2,232,000)
($4,559,000)

Dividends on Preferred Stock                              -
(231,000)

Net loss available to common shareholders            ($2,232,000)
($4,790,000)
                                                  ============
============

Weighted average common shares outstanding             11,796,330
11,782,065
                                                  ============
============

Net loss per common share                                 ($0.19)
($0.41)
                                                  ============
============


Calculation of  weighted average shares outstanding
- ----------------------------------------------------

Shares issued and outstanding at December 31, 1995    11,748,232
11,748,232
Subsequent issuance of shares pursuant to stock option plan       48,098
33,833

Weighted average common shares outstanding            11,796,330
11,782,065                                                   ===========
===========
